Exhibit 10.13

Confirmation Letter

I, Leslie Yu, a [REDACTED] citizen, with passport number of [REDACTED], as the actual controller of Beijing Quhuo Technology Co., Ltd. (“Quhuo Technology”), hereby confirm as follows:

1.

The registered capital in the amount of RMB629,662.95 in Quhuo Technology and the corresponding 25.7264% equity interest in Quhuo Technology are held by my spouse Lili Sun (ID card number: [REDACTED]) on my behalf.

2.

The Exclusive Call Option Agreement, the Power of Attorney and the Equity Interest Pledge Agreement between Lili Sun, as a nominal shareholder of Quhuo Technology, and other shareholders (the “Quhuo VIE Agreements”) are signed by Lili Sun with my authorization, and represent my true intention. The equity interest in Quhuo Technology held by Lili Sun under the Quhuo VIE Agreements is my personal property, not the joint property of Lili Sun and me.

3.	There is no dispute between me and Lili Sun with respect to the aforesaid equity holding and the signing of the Quhuo VIE Agreements.

4.

Any representation, warranty, undertaking or statement of Lili Sun in the Quhuo VIE Agreements is made by Lili Sun on my behalf with my authorization, and I will bear the liability for breach of contract by Lili Sun under the Quhuo VIE Agreements.

5.

As a person acting in concert with Shuyi Yang, Zhen Ba and Ningbo Maiken Investment Management LLP (“Ningbo Maiken”), I agree that Shuyi Yang, Zhen Ba and Ningbo Maiken sign and perform the obligations under Quhuo VIE Agreements with other shareholders of Quhuo Technology.

Confirmed by: Leslie Yu
Signature:	/s/ Leslie Yu
Date: August 23, 2019